                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                 Form 8-K/A
                               AMENDMENT NO. 2

                               CURRENT REPORT

                          Pursuant to Section 13 of
                     the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 16, 1996

                            Owens-Illinois, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


      Delaware                     1-9576                 22-2781933
   ---------------               -----------         -------------------
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


                         Owens-Illinois Group, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

       Delaware                    33-13061                34-1559348
   ---------------               -----------         -------------------
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


      One SeaGate, Toledo, Ohio                              43666
--------------------------------------------------------------------------------
   (Address of principal executive offices)               (Zip code)

      Registrants' telephone number,
        including area code:                             419-247-5000






                            Exhibit Index -- Page 4


                               Page 1 of 4 pages

On December 31, 1996, the Registrants filed a Current Report on Form 8-K to include the information required under Item 2 regarding the December 16, 1996, agreement to acquire a controlling interest in Avir S.p.A.

On March 3, 1997, the Registrants amended the December 16, 1996, Current Report, via Form 8-K/A, to include the information required under Items 7(a), 7(b) and 7(c) with regard to audited financial statements as of and for the year ended December 31, 1995, and unaudited financial statements as of and for the six months ended June 30, 1996.

The Registrants hereby further amend the December 16, 1996, Current Report to include the information required under Items 7(a), 7(b) and 7(c) with regard to audited financial statements as of and for the year ended December 31, 1996, following the availability of such financial statements.

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     (1) Audited consolidated financial statements of Avir S.p.A. and subsidiaries for the year ended December 31, 1996 (with comparative information as of and for the year ended
          December 31, 1995).

          -  Report of Independent Public Accountants (Avir S.p.A.
             and subsidiaries) -  Arthur Andersen S.p.A.
          -  Consolidated Balance Sheets
          -  Consolidated Profit and Loss Accounts
          -  Consolidated Statements of Changes in Net Equity
          -  Consolidated Cash Flow Statements
          -  Notes to Consolidated Financial Statements
          - Independent Auditors' Report (Avirunion, a.s.) - KPMG Ceska republika Audit, spol. S.r.o.
          - Audit Report on the Annual Accounts (Vidrieria Rovira, S.A. and subsidiary companies) - AUDIHISPANA

(b)  Unaudited pro forma financial information.

          -  Pro Forma Condensed Consolidated Balance Sheet at
             December 31, 1996
          - Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996
          -  Notes to Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits.

          23.1  Consent of Arthur Andersen S.p.A., Milan, Italy

          23.2 Consent of KPMG Ceska republika Audit, spol. S.r.o., Prague, Czech Republic

          23.3  Consent of AUDIHISPANA, Barcelona, Spain

                              Page 2 of 4 pages

                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                   OWENS-ILLINOIS, INC.
                                   OWENS-ILLINOIS GROUP, INC.


                                   By   /s/  Lee A. Wesselmann
                                        --------------------------
                                       Senior Vice President and
                                        Chief Financial Officer
                                     (Principal Financial Officer)



Dated:   May 9, 1997































                              Page 3 of 4 pages

                                EXHIBIT INDEX


   Exhibit
   Number                             Exhibit

   23.1  Consent of Arthur Andersen S.p.A., Milan, Italy

   23.2  Consent of KPMG Ceska republika Audit, spol. S.r.o.,
         Prague, Czech Republic

   23.3  Consent of AUDIHISPANA, Barcelona, Spain









































                              Page 4 of 4 pages

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------

To the Shareholders

      Avir S.p.A.:

We have audited the accompanying consolidated balance sheet of Avir S.p.A. and subsidiaries as of December 31, 1996, and the related consolidated profit and loss accounts, statement of changes in net equity and cash flow statement for the year then ended. These consolidated financial statements are the responsibility of Avir S.p.A.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Avirunion a.s and Vidrieria Rovira S.A., which statements reflect total assets of 21% and total revenues of 18% of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Avirunion a.s, and for Vidrieria Rovira S.A. is based solely on the report of the other auditors. The financial statements of Avir S.p.A. as of December 31, 1995, were audited by other auditors whose report dated May 13, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the Republic of Italy, which standards are substantially equivalent to auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avir S.p.A. and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the Republic of Italy.

Accounting principles generally accepted in the Republic of Italy vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected net profit for the year ended December 31, 1996 and net equity as of December 31, 1996, to the extent summarized in Note 20 to the consolidated financial statements.


ARTHUR ANDERSEN S.p.A.

Milan, Italy
March 28, 1997

CONSOLIDATED BALANCE SHEETS Avir S.p.A.
Millions of Italian Lire
December 31,                                                1995         1996
------------                                             -------      -------
Assets
A)  Receivables from shareholders for
    unpaid capital                                            --           --

B)  Fixed Assets
    I)    Intangible assets:
          1)  Start-up and improvement costs                 323          344
          2)  Costs of research, development and
              publicity                                       38            4
          3)  Patents and rights to use third-party
              patents                                      1,053        1,233
          4)  Concessions, licenses, brands and
              similar rights                                   9           20
          5)  Differences on consolidation                 1,933          587
          6)  Assets in progress and advances                 50           41
          7)  Other                                        1,563        1,200
-----------------------------------------------------------------------------
    Total                                                  4,969        3,429

    II)   Tangible assets:
          1)  Land and buildings                         107,009      101,836
          2)  Plant and machinery                        188,364      217,408
          3)  Industrial and commercial equipment         20,754       23,786
          4)  Other assets                                 1,089          793
          5)  Assets under construction and
               advances                                   47,310       84,223
-----------------------------------------------------------------------------
    Total                                                364,526      428,046

    III)  Financial assets:
          1) Investment in:
              b)  associated companies                    24,147       27,239
              d)  other companies                          1,621        1,421
          2)  Loans receivable:
              d)  from third-parties
                  due within one year                        257           --
                  due after one year                       8,838        9,050
          3)  other securities                               860          260
-----------------------------------------------------------------------------
    Total                                                 35,723       37,970
=============================================================================
    Total fixed assets (B)                               405,218      469,445
=============================================================================

Millions of Italian Lire
December 31,                                              1995           1996
------------                                         ---------      ---------
C)  Current assets

    I)    Inventories
          1)  raw materials and supplies                45,303         58,985
          2)  work-in-progress and semi-finished
              products                                   5,563          3,236
          4)  finished products and goods for resale    85,071        117,124
          5)  advances                                      26            232
-----------------------------------------------------------------------------
    Total                                              135,963        179,577

    II)   Receivables:
          1)  from customers
              due within one year                      250,366        188,922
              due after one year                         8,907          9,626
          3)  from associated companies
              due within one year                          293          1,083
          5)  from third parties
              due within one year                       25,076         22,718
              due after one year                        26,523         24,752
-----------------------------------------------------------------------------
    Total                                              311,165        247,101

    III)  Financial assets:
          4) other investments                           6,569          4,215
          6) loans receivable:
          --  from associated companies
              due within one year                           --            159
          --  from third parties
              due within one year                      178,231        112,432
-----------------------------------------------------------------------------
    Total                                              184,800        116,806

    IV)   Cash on hand and at bank
          1)  bank and postal accounts                  84,313         84,603
          2)  checks                                        --              2
          3)  cash on hand                                 198            122
-----------------------------------------------------------------------------
    Total                                               84,511         84,727
=============================================================================
    Total current assets                               716,439        628,211
=============================================================================
D)  Prepaid expenses and accrued income                  8,796          2,644
=============================================================================
Total Assets                                         1,130,453      1,100,300
=============================================================================

Millions of Italian Lire
December 31,                                              1995           1996
------------                                         ---------      ---------
Liabilities and Net Equity
A)  Net equity
    I)    Share capital                                 22,092         20,995
    II)   Share premium reserve                             --             --
    III)  Revaluation reserve                            4,224         44,290
    IV)   Legal reserve                                  4,418          4,199
    V)    Treasury stock                                    --             --
    VI)   Statutory reserves                                --             --
    VII)  Other reserves
          --  extraordinary reserve                     78,584         68,108
          --  taxed reserves                               202            202
          --  reserve for CASMEZ grants                    991         17,620
          --  reserve on gains re. Law 170               1,767          1,767
          --  reserve re. Law 27/83                         --            159
          --  reserve for VAT deduction                     --          3,087
          --  reserve re. Law 308/82                        --          5,698
          --  reserve for grants re. L.P. 26/72             --            799
          --  reserve for grants re. L.P. 4/81              --            207
          --  reserve re. Law 10/91                         --          3,709
          --  reserve for investments grants                --             48
          --  reserve re. Law 104/95                        --            160
          --  incorporation surplus                         --        166,002
          --  consolidation reserve                    257,642        124,228
          --  foreign exchange translation reserve       1,771         (8,954)
    VIII) Retained earnings                                 --             --
    IX)   Net profit for the year attributable to the
          Group                                        102,153         61,115
-----------------------------------------------------------------------------
    Total net equity attributable to the Group         472,952        513,439
=============================================================================
    Share capital and reserves attributable to
    minorities                                          72,454         48,862
    Net profit for the year attributable to
    minorities                                          11,599          8,785
-----------------------------------------------------------------------------
    Total net equity attributable to minorities         84,053         57,647
-----------------------------------------------------------------------------
    Total Consolidated Net Equity                      557,005        571,086
=============================================================================
B)  Risk and other provisions
    1)    Deferred compensation                            308            192
    2)    Income taxes                                  34,281         38,856
    3)    Other                                         19,724         48,403
-----------------------------------------------------------------------------
    Total                                               54,313         87,451
-----------------------------------------------------------------------------

Millions of Italian Lire
December 31,                                              1995           1996
------------                                         ---------      ---------

C)  Employees' termination indemnity                    57,385         59,298

D)  Payables
    3)    Banks overdrafts:
          due within one year                           46,265         30,717
          due after one year                            63,109         53,253
    4)    Due to other financial institutions:
          due within one year                            1,101          6,242
          due after one year                            30,296         33,427
    5)    Advances
          due within one year                              385            843
    6)    Trade payables
          due within one year                          182,416        180,796
    7)    Notes payable
          due within one year                              703             40
          due after one year                                40             --
    9)    Due to associated companies
          due within one year                               25          2,325
    11)   Due to fiscal authorities
          due within one year                           97,315         37,821
    12)   Due to social security
          due within one year                           13,167          8,375
          due after one year                                44            529
    13)   Other payables
          due within one year                           16,068         16,014
          due after one year                               537            315
-----------------------------------------------------------------------------
    Total                                              451,471        370,697
=============================================================================
E)  Accrued expenses and deferred income                10,279         11,768
-----------------------------------------------------------------------------
    Total net equity and liabilities                 1,130,453      1,100,300
=============================================================================
    Memorandum Accounts
    Liens on real estate on the Group's liabilities:
    --    mortgages and privileges                      83,787         71,275
    --    reservation of property                          743             40
-----------------------------------------------------------------------------
    Total guarantees                                    84,530         71,315
    Other memorandum, commitments and
    contingency accounts                                 3,901          6,581
-----------------------------------------------------------------------------
    Total Memorandum Accounts                           88,431         77,896
=============================================================================

CONSOLIDATED PROFIT AND LOSS ACCOUNTS Avir  S.p.A.
Millions of Italian Lire
Years ended December 31,                                  1995           1996
------------------------                             ---------      ---------

A)  Value of production
    1)    Revenues from sales                        1,150,874      1,036,041
    2)    Variation in inventories of work-in-
          progress, semi-finished and finished
          products                                      (3,615)        32,464
    4)    Capitalized labor                              7,382         10,136
    5)    Other
          --  contribution on operating expenses
              revenues                                     144            171
          --  other                                      8,452         11,435
-----------------------------------------------------------------------------
    Total                                            1,163,237      1,090,247

B)  Cost of production
    6)    Raw materials, supplies and goods for
          resale                                      (397,644)      (374,334)
    7)    Services received                           (284,966)      (276,081)
    8)    Rentals and leasing charges                   (3,091)        (3,441)
    9)    Personnel:
          a)  wages and salaries                      (132,094)      (133,900)
          b)  social security contributions            (48,441)       (47,128)
          c)  employees' severance indemnities          (9,713)        (9,250)
          d)  deferred compensation                        (77)          (327)
          e)  other                                     (2,519)        (2,877)
    10)   Depreciation and write-downs:
          a)  amortization of intangible assets         (2,682)        (2,652)
          b)  depreciation of tangible assets          (69,734)       (71,753)
          c)  other write-downs to fixed assets           (132)           (60)
          d)  provision for doubtful accounts risks     (3,249)        (3,723)
    11)   Variation in inventories of raw materials,
          supplies and goods for resale                  6,111         14,586
    12)   Provisions for risks                          (6,580)       (30,209)
    13)   Other provisions                                (677)          (193)
    14)   Other operating costs                        (20,118)       (22,031)
-----------------------------------------------------------------------------
    Total                                             (975,606)      (963,373)
-----------------------------------------------------------------------------
    Difference between value and cost of production    187,631        126,874
-----------------------------------------------------------------------------
C)  Financial income and expense
    15)   Income from investments:
          --  dividends                                    115          1,545
    16)   Other financial income
          b)  on investment securities                     116             49
          d)  other
              -- on associated companies                    --              9
              -- on third parties                       26,043         21,123

Millions of Italian Lire
Years ended December 31,                                  1995           1996
------------------------                             ---------      ---------

    17)   Interest and other financial charges
          --  third-parties                            (22,534)       (17,620)
-----------------------------------------------------------------------------
    Total                                                3,740          5,106

D)  Adjustment to the value of financial assets
    18)   Revaluation
          a)  investments                                8,645          6,606
    19)   Write-downs
          a)  investments                                 (961)        (1,289)
-----------------------------------------------------------------------------
    Total                                                7,684          5,317

E)  Extraordinary income and expense
    20)   Extraordinary income
          --  gains on disposals                         1,361          8,573
          --  other                                     13,601         11,170
    21)   Extraordinary expense
          --  losses on disposals                       (1,647)          (644)
          --  prior year income taxes                   (1,123)           (79)
          --  other                                     (4,012)        (5,119)
-----------------------------------------------------------------------------
    Total                                                8,180         13,901
-----------------------------------------------------------------------------
    Profit before income taxes                         207,235        151,198
-----------------------------------------------------------------------------
    22)   Income taxes                                 (93,483)       (81,298)

    23)   Net profit for the year                      113,752         69,900
          of which:
          --  attributable to the Group                102,153         61,115
          --  attributable to minorities                11,599          8,785

CONSOLIDATED STATEMENTS OF CHANGES IN NET EQUITY Avir  S.p.A.
Millions of Italian Lire
Years ended December 31, 1996 and 1995
--------------------------------------
----------------------------------------------------------------------------
Attributable to the Group
----------------------------------------------------------------------------
                                                                      Total
                                                             Net       net
                                                            profit    equity
                  Share    Other    Consolidation           for the   of the
                 capital  reserves    reserves       Total   year     Group
----------------------------------------------------------------------------
Balance at
 December 31,
  1994            22,092    85,320        215,502  370,799  102,153  472,952

Dividends
 distributed          --        --        (13,255) (13,255)      --  (13,255)
Appropriation of
 net profit to
 reserves             --     3,974         57,903   61,877  (61,877)      --
Variations in
 reserves             --        --           (737)    (737)      --     (737)
Net profits for
 the year             --        --             --       --  102,153  102,153
----------------------------------------------------------------------------
Balance at
 December 31,
  1995            22,092    89,294        259,413  370,799  102,153  472,952
============================================================================
----------------------------------------------------------------------------
                   Attributable
                   to the Group   Attributable to minorities
                   ------------   --------------------------
                                  Share      Net
                      Total net   capital    profit
                      equity of   and        for the            Consolidated
                      the Group   reserves   year       Total   net equity
----------------------------------------------------------------------------
Balance at
 December 31, 1994      384,791     69,261     5,492   74,753        459,544

Dividends distributed   (13,255)    (3,106)       --   (3,106)       (16,361)
Appropriation of net
 profit to reserves          --      5,492    (5,492)      --             --
Variations in reserves     (737)       807        --      807             70
Net profit for the
 year                   102,153         --    11,599   11,599        113,752
----------------------------------------------------------------------------
Balance at
 December 31, 1995      472,952     72,454    11,599   84,053        557,005
============================================================================

CONSOLIDATED STATEMENTS OF CHANGES IN NET EQUITY Avir  S.p.A.
Millions of Italian Lire
Years ended December 31, 1996 and 1995
----------------------------------------------------------------------------
Attributable to the Group
----------------------------------------------------------------------------
                                                                       Total
                                                             Net        net
                                                            profit     equity
                  Share     Other   Consolidation           for the    of the
                 capital  reserves    reserves       Total   year      Group
-----------------------------------------------------------------------------
Balance at
 December 31,
  1995            22,092    89,294        259,413  370,799   102,153  472,952
Exercise of
 right of
 recourse         (1,097)  (24,666)            --  (25,763)       --  (25,763)
Dividends
 distributed          --        --        (17,673) (17,673)       --  (17,673)
Appropriation of
 net profit to
 reserves             --    13,971         88,182  102,153  (102,153)     --
Variations in
 reserves             --   237,456       (214,648)  22,808        --   22,808
Net profits for
 the year             --       --              --       --    61,115   61,115
-----------------------------------------------------------------------------
Balance at
 December 31,
  1996            20,995   316,055        115,274  452,324    61,115  513,439
=============================================================================
                   Attributable
                   to the Group   Attributable to minorities
                   ------------   --------------------------
                                   Share      Net
                      Total net   capital    profit
                      equity of     and      for the            Consolidated
                      the Group   reserves     year      Total  net equity
----------------------------------------------------------------------------
Balance at
 December 31, 1995      472,952     72,454    11,599    84,053       557,005
Exercise of
 right of recourse      (25,763)        --        --        --       (25,763)
Dividends distributed   (17,673)    (6,071)       --    (6,071)      (23,744)
Appropriation of net
 profit to reserves          --     11,599   (11,599)       --            --
Variations in reserves   22,808    (29,120)       --    (29,120)      (6,312)
Net profit for the
 year                    61,115         --     8,785      8,785       69,900
----------------------------------------------------------------------------
Balance at
 December 31, 1996      513,439     48,862     8,785     57,647      571,086
============================================================================

CONSOLIDATED CASH FLOW STATEMENTS Avir S.p.A.
Millions of Italian Lire
Years ended December 31,                                  1995          1996
------------------------                              --------      --------

Net Cash - beginning                                   137,537       241,467
Cash flows from operating activities
    Net income - Group                                 102,153        61,115
    Net income - External                               11,599         8,785
    Depreciation                                        72,416        74,405
    Reversal of Group shares of the net result of
        companies valued at net equity                  (8,626)       (6,574)
    (Gain)/Loss from disposal of assets                  1,656        (8,204)
    (Revaluation)/Devaluation of assets                    131           610
    Movement in working capital                         39,393       (35,551)
    Net movement in severance indemnity                  2,734         1,913
    Net movement in allowance for risks and charges       (631)       33,138
----------------------------------------------------------------------------
                                                       220,825       129,637
Cash flows from investing activities
    Investments in assets:
    --  intangible                                        (493)       (1,292)
    --  fixed                                         (108,793)     (138,609)
    --  financial                                       (9,680)         (350)
    Sales proceeds on disposal of fixed assets          12,304        15,666
----------------------------------------------------------------------------
                                                      (106,662)     (124,585)
Cash flows from financing activities
    --  Additional borrowings                           31,310        16,438
    --  Capital contributions                              383         3,408
    --  Loan repayments                                (24,278)      (18,421)
----------------------------------------------------------------------------
                                                         7,415         1,425

Dividends paid                                         (13,255)      (17,673)
Right of recourse paid                                      --       (25,763)
Other movements that do not form part of cash flows
    from financing activities
    Movements in reserves                                2,546       (18,212)
    Movements in shares of net equity of third parties  (3,106)       (6,071)
    Conversion differences                              (3,833)        8,613
----------------------------------------------------------------------------
                                                        (4,393)      (15,670)

Cash flows for the period                              103,930       (52,629)
----------------------------------------------------------------------------
Net Cash - final                                       241,467       188,838
============================================================================

CONSOLIDATED CASH FLOW STATEMENTS Avir S.p.A.
Millions of Italian Lire
December 31, 1996 and 1995
--------------------------

Movements in 1996 not included into consolidated cash-flow statements that do not form variations of cash-flows:

    - revaluation of fixed assets (R.D.L. 7/96 Spain)                11,974
    - movement in reserves for the above-mentioned revaluation      (11,974)
                                                                    --------
                                                      Total             -
                                                                    ========



Net cash, at year end, is as follows:
                                                          1995          1996
                                                      --------      --------
--  Bank deposits and liquid funds                      84,511        84,603
--  Current financial debtors                          184,800       116,806
--  Current financial creditors                        (27,844)      (12,695)
----------------------------------------------------------------------------
                                                       241,467       188,838
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Description of business

Avir Group is the largest manufacturer of glass containers in Italy (15 plants) and Czech Republic (2 plants) and the fourth in Spain (2 plants); its major customers are producers of wine, spirits, beer and food.

The consolidated financial statements, consisting of the consolidated balance sheets, consolidated profit and loss accounts, consolidated cash flow statements and notes thereto, have been drawn up in accordance with the requirements of Legislative Decree no. 127 on April 9, 1991 enacted as a result of the VIIth EEC Directive.

1.  Consolidation Group

The consolidation group includes the Parent Company, AZIENDE VETRARIE INDUSTRIALI RICCIARDI- AVIR S.p.A., and the Italian and foreign companies in which AVIR S.p.A. (the "Company" and together with its subsidiaries, the "Group") holds the majority of the voting rights and over which it exercises significant control.

The list of the companies consolidated with the full consolidation method has been showed in Attachment 1.

On October 31, 1996, the following subsidiaries were merged into the Company:
ADIGE VETRO S.r.l., AVIR COMMERCIALE S.r.l., AZIENDE VETRARIE ITALIANE RICCIARDI - A.V.I.R. S.p.A., BENINVEST S.r.l., BORMA S.p.A., CO.GE.VE S.p.A., I.A.G. HOLDING S.r.l., IMMOBILIARE AGRICOLA INDUSTRIALE S.r.l., VETROCERAMICA TURRITANA S.p.A., VETROPIAVE S.p.A., VETROSILEX S.p.A. and VETRO UMBRA S.r.l..

Such merger has not involved any effect on the consolidated balance sheet and consolidated profit and loss accounts.

In July 1996, the Company sold S.C.V.- SOCIETA' COMMERCIALE VETRO S.r.l., and on October 1996 liquidated SILICES DE CATALUNA S.A.. All costs relating to the liquidation were properly accrued by the Company, therefore these subsidiaries have been excluded from consolidation as of the beginning of the year since the effect on profit and loss is immaterial. There were no significant gains or losses on the disposition of these subsidiaries.

2.  Changes in Unconsolidated Investments

Non-consolidated investments, over which the Group exercises significant influence and normally represented by shareholdings of between 20% and 50%, are valued using the equity method and classified as "Investment in associated companies".

In accordance with the equity method, the consolidated financial statements do

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

not include the assets, liabilities, costs and revenues of the relevant companies, but the Group's share of their equity, including the result for the year, is proportionately credited to profit and loss under the caption "Adjustment to the value of financial assets".

The list of the Companies accounted for under the equity method is included in Attachment 2. There have been no changes from prior year.

Minority investments in other companies are valued at cost and such companies are listed in Attachment 3.

The increase in such investments is due to the purchase of 200 shares with a nominal value of 5,000 pesetas each of Daniel Rosas S.A. in Barcelona (Spain).

3.  Basis of Consolidation

Financial statements used for the consolidation
-----------------------------------------------

The financial statements used for the consolidation are those approved as of December 31, 1996 by the Board of Directors for the shareholders' approval.

Financial statements denominated in foreign currency are converted into Italian Lire as follows: profit and loss items at the average rate for the year and balance sheet items at year-end exchange rates, except for the result for the year which was converted using the same rate as the profit and loss account. The difference arising on the result for the year between the application of average rates and year-end rates is recorded in the "Foreign exchange translation reserve" in net equity. The effects on net equity due to the fluctuation of exchange rates between the end of 1996 and the end of 1995 are also recorded in this account.

The exchange rates applied for the conversion are as follows:

                           1995      December 31,      1996      December 31,
                          Average        1995         Average       1996

Czech crown                 61.57         59.42         56.77        56.23
Dutch guilder            1,015.89        987.73        915.79       875.56
Pound sterling           2,556.27      2,458.22      2,409.58     2,583.91
Swiss franc                    --            --      1,250.61     1,131.58
Spanish peseta              13.08         13.05         12.19        11.66

These financial statements have been adjusted, where necessary, to eliminate items recorded exclusively to obtain fiscal benefits and to ensure they comply with the accounting principles adopted by the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

4.  Accounting and consolidation principles

The accounting principles adopted in the preparation of the consolidated financial statements are those issued by the Consigli Nazionali dei Dottori Commercialisti e dei Ragionieri and, where non existent, those recommended by IASC - International Accounting Standards Committee.

All the consolidated companies have been included through the full consolidation method, the main characteristics of which are as follows:

-- assets, liabilities, costs and revenues are included at their full amount; -- equity and result for the year attributable to minority shareholders are shown separately in specific items of the financial statements;
-- the book value of the investments is eliminated against the corresponding value of their equity, any differences between acquisition cost and the proportional value of net equity at the date of acquisition, in respect of consolidated subsidiaries and investments valued under the equity method, have been treated as follows:
    - negative differences are credited to the consolidation reserve;
    - positive differences, if they do not relate to specific assets, are recorded as difference in consolidation under intangible assets;
--  balances and transactions between the Group companies are eliminated;
-- if significant, profits arising from transactions between Group companies with respect to inventories held at year end by the acquiring company are eliminated;
-- if significant, gains and losses resulting from the transfer of fixed assets between Group companies are eliminated;
-- intercompany dividends and write-downs in the value of investments in consolidated companies are eliminated;
-- conversion differences in respect of financial statements expressed in foreign currencies are recorded under a specific reserve in net equity;
--  items recorded exclusively to obtain fiscal benefits are eliminated.

Use of estimates
----------------

The preparation of the financial statements are in conformity with Italian GAAP, along with the reconciliation to U.S. GAAP, requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

The most significant accounting principles adopted by the Group and by the single consolidated entities in the preparation of the consolidated financial statement are as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Intangible assets
-----------------

Intangible assets are recorded at acquisition cost; they include incorporation and share capital costs, patents and rights.

Start-up and improvement costs, relating primarily to incorporation and share capital increase fees, and research, development and publicity costs are amortized over a period not exceeding 5 years.

Patents and rights to use patents of third-parties, relating principally to trademarks and software programs are amortized over their duration and 5 years, respectively.

Brands are written-off over 10 years.

The difference on consolidation relates to the goodwill paid on acquisition of investments and is amortized over a maximum of 5 years.

Other intangibles include the acquired voting rights on Avirunion a.s. shares, costs related to loan agreements and improvements made to third-party assets and are amortized on the basis of the duration of the underlying contracts.

Tangible assets
---------------

Tangible assets are recorded at acquisition cost or manufacturing cost, including directly attributable ancillary costs and increased by monetary revaluation carried out by Italian subsidiaries in accordance with specific legislation, and are shown net of accumulated depreciation.

Depreciation is calculated using the straight-line method, based on the useful lives of the assets as well as on their effective utilization. In the year of acquisition the rates used are decreased by half. The depreciation rates used are as follows:

                                                     Percentage
                                                     ----------
                         Buildings                      3%-10%
                         Plant and machinery           10%-22%
                         Furniture and fixture         12%-20%
                         Vehicles                      20%-22%
                         Tools                         25%-40%

Assets under construction and advances are recorded on the basis of actual costs incurred.

Ordinary maintenance and repairs are expensed as incurred, extraordinary maintenance and repairs, which extend asset lives, are capitalized.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Investments
-----------

Investments in non-consolidated companies, in which the Group holds an interest of at least 20%, are valued using the equity method.

Other investments relating to ownership of less than 20% are valued at cost, eventually reduced to take into consideration any permanent reduction in value.

Fixed financial assets - other securities
-----------------------------------------

Long-term securities are recorded at acquisition cost, which is equivalent to nominal value since they are not marketable.

Inventories
-----------

Inventories are recorded at the lower of cost (purchase or internal production) or market value. Cost is determined using the LIFO method with annual layers.

Receivables and payables
------------------------

Receivables (both current and long-term) and payables are recorded at their nominal value.

The value of receivables is adjusted to correspond to their net realizable value.

Receivables and payables denominated in foreign currencies have been converted into Italian Lire using the exchange rates on the transaction date; losses on exchange are covered by a specific provision recorded under "Risk and other provisions - Other", calculated as the negative difference between the balances converted at the year-end exchange rates and the original transaction exchange rates.

Securities purchased under resale agreements are recorded under financial assets in current assets at their acquisition cost; the difference between the sale and acquisition value is recorded as interest over the term of the agreement.

Investments not classified as fixed assets
------------------------------------------

The investments in other companies, related to quoted share, are stated at the lower of cost and market value, determined on the basis of the average Stock

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Exchange prices in the last month of the year.

If in subsequent periods the reason for any write down no longer applies, the asset is restated at cost.

Accruals and prepayments
------------------------

They consist of income and expense items relating to more than one financial year and are recorded under the accrual method of accounting.

Deferred income taxes
---------------------

The provision includes deferred taxes recorded by Italian subsidiaries on realized gains on disposal of fixed assets and on prior year income, whose taxation effects are spread over the year of realization and a number of subsequent years, as well as those with respect to the elimination of accelerated depreciation.

The provision also includes the amounts provided for by each consolidated company with respect to expected fiscal charges on outstanding positions or amounts under dispute.

Employees' severance indemnities
--------------------------------

The provision is calculated in accordance with the relevant legislation and labor contracts and reflects amounts accruing to each individual employee of the consolidated companies at year-end.

Costs and revenues
------------------

They are recorded on the basis of prudent criteria using the accrual method of accounting. Revenues from sales are recognized upon shipment of the related goods.

Income taxes
------------

Income taxes are calculated by each consolidated company based on a realistic estimate of taxes payable in accordance with local current relevant legislation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

5.  Fixed Assets

Intangible assets
-----------------

Intangible assets and related accumulated amortization consist of the following:
----------------------------------------------------------------------------
                                              1996                      1995
                               ----------------------------------      -----
                                           Accumulated
                                Gross      amortization       Net        Net
----------------------------------------------------------------------------
Start-up and improvement costs  1,127              (783)      344        323
Cost of research, development
 and publicity                    173              (169)        4         38
Patents and rights to use
 third-party patents            2,837            (1,604)    1,233      1,053
Concessions, licenses, brands
 and similar rights                23                (3)       20          9
Difference on consolidation     6,343            (5,756)      587      1,933
Assets in progress and
 advances                          41                --        41         50
Other                           3,429            (2,229)    1,200      1,563
----------------------------------------------------------------------------
                               13,973           (10,544)    3,429      4,969
============================================================================

The schedule below outlines the movements for the year in intangible assets and accumulated amortization:
-----------------------------------------------------------------------------
                                                                 Accumulated
                                                      Gross      amortization
-----------------------------------------------------------------------------
Balance at December 31, 1995                         14,923            (9,954)
Increases                                             1,292                --
Decreases                                            (2,000)            1,904
Write-off                                               (60)               --
Amortization                                             --            (2,652)
Exchange differences                                   (182)              158
-----------------------------------------------------------------------------
Balance at December 31, 1996                         13,973           (10,544)
=============================================================================

The difference on consolidation of 587 relates to the positive differences between the acquisition cost of investments and the corresponding share of net equity, as explained in the accounting principles.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------
Movements during the year were as follows:

-----------------------------------------------------------------------------
Balance at December 31, 1995                          1,933
Amortization                                         (1,346)
-----------------------------------------------------------------------------
Balance at December 31, 1996                            587
=============================================================================
Other intangible assets of 1,200 includes 673 with respect to acquired voting rights on Avirunion a.s. shares.

Tangible assets
---------------
----------------------------------------------------------------------------
                                       1996                             1995
                        ---------------------------------------      -------
                                       Accumulated
                          Gross        depreciation         Net          Net
----------------------------------------------------------------------------
Land and buildings        196,514           (94,678)    101,836      107,009
Plant and machinery       682,002          (464,594)    217,408      188,364
Industrial and
 commercial equipment      83,620           (59,834)     23,786       20,754
Other assets                2,186            (1,393)        793        1,089
Assets under
 construction and
 advances                  84,223                --      84,223       47,310
----------------------------------------------------------------------------
                        1,048,545          (620,499)    428,046      364,526
============================================================================

The schedule below outlines the movements for the year in tangible assets and accumulated depreciation:
---------------------------------------------------------------------------
                                                               Accumulated
                                                    Gross      depreciation
---------------------------------------------------------------------------
Balance at December 31, 1995                      967,675          (603,149)
Increases (decreases) for the year:
-- acquisitions                                   138,609                --
-- revaluation (R.D.L 7/96 Spain)                  11,974                --
-- disposals                                      (53,504)           46,783
-- depreciation                                        --           (71,753)
-- exchange differences                           (16,209)            7,620
---------------------------------------------------------------------------
Balance at December 31, 1996                    1,048,545          (620,499)
===========================================================================

Medium and long-term loans are collateralized by mortgages (land and buildings) and privileges (on plant and machinery) on tangible fixed assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

In addition, machinery of 40, purchased in accordance with Law 1329/65 (so-called Sabatini law), is held under capital leases.

The following schedule details the various revaluation carried out on fixed assets held by the Group at December 31, 1996:
----------------------------------------------------------------------------
                                          Industrial
                                             and
                 Land and    Plant and    Commercial    Other
                buildings    machinery    equipment     assets (*)     Total
----------------------------------------------------------------------------
Law no. 576 of
 2.12.75            3,231        2,579           225           --      6,035
Law no. 72 of
 18.3.83           17,102       17,516           632           --     35,250
Law no. 413 of
 30.12.91          32,948           --            --          512     33,460
----------------------------------------------------------------------------
                   53,281       20,095           857          512     74,745
============================================================================
(*)  Industrial building concessions.

Financial assets
----------------

In associated companies
-----------------------

The balance consist of the following:
--------------------------------------------------------------------------
                                                      1995            1996
--------------------------------------------------------------------------
Attivita' Industriali Friuli S.r.l                   5,412           8,863
Avir Serapo S.r.l.                                     228             198
Nord Vetri S.p.A.                                    7,274           6,859
Sicilvetro S.p.A.                                   11,233          11,319
--------------------------------------------------------------------------
                                                    24,147          27,239
==========================================================================

The change is due to the effect of the results of companies valued under the equity method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Other companies
---------------

The balance consists of the following:
--------------------------------------------------------------------------
                                                      1995            1996
--------------------------------------------------------------------------
Sanita S.p.A. (formerly Acque e Terme di
 Bognanco S.p.A.)                                      800             250
CESI S.p.A.                                             16              16
Confidi Soc. Coop. a r.l                                 5               5
Consorzio nazionale obbligatorio per il riciclaggio
 dei contenitori per liquidi in vetro
 (compulsory national consortium for the recycling
 of glass bottles)                                      35              35
Daniel Rosas S.A.                                       --             350
Vetrerie Venete S.p.A.                                 765             765
--------------------------------------------------------------------------
                                                     1,621           1,421
==========================================================================

The changes relate to the acquisition of the investment in Daniel Rosas S.A. and to the write-down of Sanita S.p.A. due to losses incurred.

The list of the above-mentioned investments valued under the equity method is included in the Attachment 2, while the investments in other companies valued at cost are listed in Attachment 3.

Loans receivable from third-parties
-----------------------------------
--------------------------------------------------------------------------
                                                      1995            1996
--------------------------------------------------------------------------
Due within one year                                    257              --
Due after one year (guarantee deposits)              8,838           9,050
--------------------------------------------------------------------------
                                                     9,095           9,050
==========================================================================

Receivables due after one year consist of the following:

Guarantee deposits on utilities' contracts           1,442
Term deposit due on March 31, 1998                   7,358
Term deposit for V.A.T. credit collection              250
                                                    ------
                                                     9,050
                                                    ======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

The term deposit due on March, 1998 relates to the Company and is connected to the guarantee (principal and interest) provided by a primary Italian bank in favor of Mediocredito Centrale for a loan; according to the contract, the deposit will bear interest to the Company at the best market conditions and eventually through other forms of investment designed to maximize earnings. The year-end balance of 7,358 was used to purchase treasury certificates under agreements to resell expiring on January 1, 1997 and has been renewed at due-date.

Other securities
----------------

These are as follows:
--------------------------------------------------------------------------
                                                      1995            1996
--------------------------------------------------------------------------
Treasury certificates, issue date January 1, 1994,
 expiring January 1998, interest 12.5% p.a.            260             260
Vetrerie Veneta S.p.A. debentures, expiring
 July 1, 1999, variable interest rate credited
 every six months on January 1 and July 1              600              --
--------------------------------------------------------------------------
                                                       860             260
==========================================================================

The change is due to the redemption of Vetrerie Venete S.p.A. debentures.

6.  Current assets

Inventories
-----------
---------------------------------------------------------------------------
                                                       1995            1996
---------------------------------------------------------------------------
Raw materials and supplies                           45,303          58,985
Work-in-progress and semi-finished products           5,563           3,236
Finished products and goods for resale               85,071         117,124
Advances                                                 26             232
---------------------------------------------------------------------------
                                                    135,963         179,577
===========================================================================

The increase in inventories is due, for finished products, to sales decline and, for raw materials and supplies, to a lower consumption because of productive stops of some plants.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Inventories are valued using the LIFO method; had inventories been valued at current costs their value in the consolidated financial statements would have been higher by approximately 15,000. At December 31, 1995, the difference would have amounted to 24,000.

Receivables from customers
--------------------------
---------------------------------------------------------------------------
                                                       1995            1996
---------------------------------------------------------------------------
Due within one year                                 265,475         197,191
Provision for doubtful accounts                     (15,109)         (8,269)
---------------------------------------------------------------------------
                                                    250,366         188,922

Due after one year                                   12,888           9,626
Provision for doubtful accounts                      (3,981)             --
---------------------------------------------------------------------------
                                                      8,907           9,626
---------------------------------------------------------------------------
Total                                               259,273         198,548
===========================================================================

The decrease is related to the reduction in the volume of business.

Receivables from associated companies
-------------------------------------
----------------------------------------------------------------------------
                                                            1995        1996
----------------------------------------------------------------------------
Nord Vetri S.p.A.                                             --         703
Sicilvetro S.p.A.                                            293         380

----------------------------------------------------------------------------
                                                             293       1,083
============================================================================

The item relates to trade receivables due within one year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Receivables from third-parties
------------------------------
----------------------------------------------------------------------------
                                                            1995        1996
----------------------------------------------------------------------------
Due within one year
-- State and public offices                               11,129       8,659
-- Personnel                                                 364         333
-- Debit balances with suppliers                          10,671       9,481
-- Other                                                   2,912       4,245
----------------------------------------------------------------------------
                                                          25,076      22,718
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                            1995        1996
----------------------------------------------------------------------------
Due after one year:
-- State and public offices                               23,314      24,681
-- Personnel                                                  22           5
-- Other                                                   3,187          66
----------------------------------------------------------------------------
                                                          26,523      24,752
----------------------------------------------------------------------------
Total                                                     51,599      47,470
============================================================================

Financial assets
----------------
----------------------------------------------------------------------------
                                                            1995        1996
----------------------------------------------------------------------------
Other investments                                          6,569       4,215
============================================================================

The item relates to shares of Italian public companies valued at the lower of cost or average market prices for the month of December 1996. The change is principally related to the sale of 380,000 shares of STET.

Loans receivable from associated companies
------------------------------------------
-----------------------------------------------------------------------------
                                                             1995        1996
-----------------------------------------------------------------------------
Due within one year
  Avir Serapo S.r.l.                                          --         159
=============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Loans receivable from third parties
-----------------------------------
-----------------------------------------------------------------------------
                                                             1995        1996
-----------------------------------------------------------------------------
Due within one year                                       178,231     112,432
=============================================================================

They mainly relate to treasury certificates purchased under agreement to resell and to commercial papers.

Cash on hand and at bank
------------------------
-----------------------------------------------------------------------------
                                                             1995        1996
-----------------------------------------------------------------------------
Bank and postal accounts                                   84,313      84,603
Checks                                                         --           2
Cash on hand                                                  198         122
-----------------------------------------------------------------------------
                                                           84,511      84,727
=============================================================================

7.  Prepaid expenses and accrued income
-----------------------------------------------------------------------------
                                                             1995        1996
-----------------------------------------------------------------------------
Accrued income
  Interest income                                           7,922       1,901
  Other                                                       117         187
-----------------------------------------------------------------------------
                                                            8,039       2,088
-----------------------------------------------------------------------------
Prepaid expenses
  Interest expense and commissions                             97          51
  Rental, hiring and maintenance charges                       60          70
  Insurance premiums                                          130         148
  Other items                                                 470         287
-----------------------------------------------------------------------------
                                                              757         556
-----------------------------------------------------------------------------
Total                                                       8,796       2,644
=============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

8.  Net equity
-----------------------------------------------------------------------------
                                                             1995        1996
-----------------------------------------------------------------------------
Attributable to the Company
  Share capital                                            22,092      20,995
  Reserves                                                348,707     431,329
  Net profit for the year                                 102,153      61,115
-----------------------------------------------------------------------------
                                                          472,952     513,439
-----------------------------------------------------------------------------
Attributable to minorities
  Share capital and reserves                               72,454      48,862
  Net profit for the year                                  11,599       8,785
-----------------------------------------------------------------------------
                                                           84,053      57,647
-----------------------------------------------------------------------------
Total net equity                                          557,005     571,086
=============================================================================

At December 31, 1996 the share capital of the Company, issued and fully paid, amounts to 20,995 and is made up of 41,989,240 shares with a nominal value of five-hundred Lire each.

The Statutory financial statements at December 31, 1996 of the consolidated companies include the following reserves with respect to which no deferred income taxes have been provided for since their distribution is not expected:

-- revaluation reserve of 53,659, net of 21,860 utilized for share capital increases in prior years;
--  investment grants and other reserves of 53,886.

In addition the following are included:

-- other reserves of 19,472 which, in the event of distribution, would be taxed at an additional rate of 15% and 13,825 at an additional rate of 56.25%.

The reconciliation between the financial statements of the Company and the consolidated financial statements with respect to net equity and profit for the year follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

----------------------------------------------------------------------------
                                        Capital
                                          and
                          Net profit    reserves
                           for the       of the     Consolidation      Net
                            year         Group         reserve        equity
----------------------------------------------------------------------------

Financial statements of
the Company at
December 31, 1996            58,425      337,050              --     395,475
Net profit of other
consolidated companies,
net of minorities            15,700           --              --      15,700
Consolidation adjustments:
--  dividends recorded by
    Group                   (19,584)          --          19,584          --
--  valuation of equity
    investments               6,574           --          13,797      20,371
--  difference between net
    equity of consolidated
    companies and relevant
    net equity, net of
    minorities                   --           --          51,658      51,658
Other consolidation
adjustments                      --           --          30,235      30,235
----------------------------------------------------------------------------
Consolidated financial
statements of the Company
at December 31, 1996         61,115      337,050         115,274     513,439
============================================================================

9.  Risk and other provisions
----------------------------------------------------------------------------
                                                            1995        1996
----------------------------------------------------------------------------
Deferred compensation                                        308         192
Income taxes                                              34,281      38,856
Other                                                     19,724      48,403
----------------------------------------------------------------------------
                                                          54,313      87,451
============================================================================

The provision for deferred compensation includes agents' leaving indemnities.

Income taxes relates primarily to deferred taxes which have arisen due to differences between financial reporting used for consolidation and tax reporting methodologies relating to depreciation. The provision also includes deferred taxes on gains on disposals of fixed assets and on prior year income

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

which will be subject to taxation in future years as well as the presumed tax charges on outstanding positions and items under litigation.

Other provisions reflect principally the provision for foreign exchange fluctuations which is calculated in accordance with the net difference on receivables and payables denominated in foreign currencies valued at year-end exchange rates as well as provisions for reorganization costs, incentivated resignations from employees, and for possible future costs coming from the investigation of the "Autorita Garante della Concorrenza e del Mercato" (Antitrust Commission) which is currently in progress. In addition, there are claims regarding the transportation companies utilized by the Group. In particular regarding the inquiry of Antitrust Commission, in April 1996 the Commission began an investigation on the principal producers of glass, to establish whether an agreement had been reached to charge uniform prices to customers, prohibited by Art. 2 of Law 287/90, at the time of renewing supply contracts during 1996, for the supply and repurchase of packaging (pallets and buffers).

The inquiry was pursued throughout all of 1996 and concluded on February 4, 1997. As a result of the inquiry the Commission expanded its investigation, assuming a wider agreement against free market had been made and already exists between the Company and the other Italian producers of glass. Although this assumption will be contested by the Company in the courts the Company has provided 15,980 for contingent liabilities both for different repurchase of packaging prices and possible penalty. It is management's opinion that the ultimate resolution of this matter will not have a material effect on the financial statements as a whole.

Relating to contingent litigation from transportation companies, Italian regulations, concerning free competition, do not comply with the corresponding European regulations and, accordingly, Italian regulations are expected to be modified in the near future. However, although at this moment it is very difficult to evaluate the contingent liability, the Company, based on legal advise, has provided 5,000 for this exposure. The Company intends to vigorously defend any actions resulting from the Constitutional Court, sentence 386 October 17, 1996 and November 5, 1996, relating to Art. 3 D.L. 29/3/93 82, concerning mandatory rules and regulations governing the application of rates for transportation companies (tariffe a forcella). It is management's opinion that the ultimate resolution of this matter will not have a material effect on the financial statements as a whole.

10.  Employees' termination indemnity
--------------------------------------------------------------------------
Balance at December 31, 1995                                        57,385
Charge for the year                                                  9,250
Utilization for indemnities paid                                    (7,337)
--------------------------------------------------------------------------
Balance at December 31, 1996                                        59,298
==========================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

The closing balance represents the amounts due to employees in accordance with relevant legislation and labor contracts.

11.  Payables

Bank overdrafts
---------------

Bank overdrafts are made up as follows:
---------------------------------------------------------------------------
                                                           1995        1996
---------------------------------------------------------------------------
Short-term                                               27,844      12,695
Long-term:
  due within one year                                    18,421      18,022
  due after one year                                     63,109      53,253
---------------------------------------------------------------------------
                                                        109,374      83,970
===========================================================================

Long-term loans relate to mortgage and other loans, whose changes during the year were as follows:

Balance at December 31, 1995                                         81,530
New loans                                                             8,166
Installments paid                                                   (18,421)
---------------------------------------------------------------------------
Balance at December 31, 1996                                         71,275
===========================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Detail of the long-term loans is as follows:
----------------------------------------------------------------------------

                                                   Maturity
----------------------------------------------------------------------------
                                            Between
                                Within      1 and 5      After 5
                                1 year       years        years        Total
----------------------------------------------------------------------------

BIMER-BANCA S.p.A.               1,333        2,667           --       4,000
B.N.L. - Sezione di Credito
  Industriale                      766           --           --         766
Cassa di Risparmio delle
  Provincie Lombarde                 1            3            1           5
Credito Industriale Sardo          425        1,334          567       2,326
Istituto Mobiliare Italiano      7,942       23,915        7,748      39,605
Mediocredito Centrale            3,297       11,539           --      14,836
Mediocredito della Puglia        2,301        4,107           --       6,408
Mediocredito Trentino Alto
  Adige                            187          550           --         737
SFIRS                              283           --           --         283
Mediosud                         1,485          824           --       2,309
----------------------------------------------------------------------------
                                18,020       44,939        8,316      71,275
============================================================================

Interest rates vary between 4.05% and 14.55%.

Mortgage loans are collateralized by mortgages on land and buildings, privileges on plant and machinery while the loan of 14,836 from Mediocredito Centrale is collateralized by a bank guarantee.

Due to other financial institutions
-----------------------------------
----------------------------------------------------------------------------
                                                            1995        1996
----------------------------------------------------------------------------
Due within one year                                        1,101       6,242
Due after one year                                        30,296      33,427
----------------------------------------------------------------------------
                                                          31,397      39,669
============================================================================

At December 31, 1996 amounts due after one year include a loan to the subsidiary Avirunion a.s. (21,926) and to Vidreria Rovira S.A. (7,149). Such loans are repayable within 5 years.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Advances
--------
-----------------------------------------------------------------------------
                                                            1995         1996
-----------------------------------------------------------------------------
Due within one year                                          385          843
=============================================================================

Trade payables
--------------
-----------------------------------------------------------------------------
                                                            1995         1996
-----------------------------------------------------------------------------
Due within one year                                      182,416      180,796
=============================================================================

Notes payable
-------------
-----------------------------------------------------------------------------
                                                            1995         1996
-----------------------------------------------------------------------------
Due within one year                                          703           40
Due after one year                                            40           --
-----------------------------------------------------------------------------
                                                             743           40
=============================================================================

Notes payable relate to principal and interest amounts in respect of loans granted for the purchase of machinery in accordance with Law 170 of November 28, 1965; the amounts due are collateralized by the machinery acquired.

Due to associated companies:
---------------------------
-----------------------------------------------------------------------------
                                                            1995         1996
-----------------------------------------------------------------------------
Nord Vetri S.p.A.                                              -           15
Sicilvetro S.p.A.                                             25        2,310
-----------------------------------------------------------------------------
                                                              25        2,325
=============================================================================

They relate to commercial transactions due within one year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Due to fiscal authorities
-------------------------
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Income taxes                                             76,839       26,773
Tax on net equity                                         2,646        2,096
Withholding taxes                                         6,416        4,698
Value-added taxes                                         2,560          161
Other                                                     8,854        4,093
----------------------------------------------------------------------------
                                                         97,315       37,821
============================================================================

Due to social security
----------------------
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Due within one year                                      13,167        8,375
Due after one year                                           44          529
----------------------------------------------------------------------------
                                                         13,211        8,904
============================================================================

Amounts mainly relate to contributions matured at the end of the year and payable to the relevant authorities within the following year.

Other payables
--------------
Other payables due within one year are as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Personnel                                                12,915       11,685
Directors and statutory auditors                            631        1,183
Credit balances with customers                            1,217          417
Other                                                     1,305        2,729
----------------------------------------------------------------------------
                                                         16,068       16,014
============================================================================

Other payables due after one year, amounting to 315 at December 31, 1996 (1995: 537) relate mainly to guarantee deposits of tenants and interest matured thereon.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

12.  Accrued expenses and deferred income
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Accrued expenses
-- holiday leave due to employees                         3,411        3,127
-- interest on loans                                        671          437
-- insurance premiums                                        23           42
-- other                                                    624          715
----------------------------------------------------------------------------
                                                          4,729        4,321
============================================================================

----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Deferred income
-- interest grants                                           52           --
-- investment grants                                      5,157        7,243
-- rental charges                                            12           17
-- other                                                    329          187
----------------------------------------------------------------------------
                                                          5,550        7,447
----------------------------------------------------------------------------
                                                         10,279       11,768
============================================================================

In accordance with art. 55 of Presidential Decree 917/86, investment grants, under the Law 308/82, 64/86 and 104/95, amounting to 7,243 will be credited to profit and loss accounts over the next years as follows:

----------------------------------------------------------------------------
                                            Between
                            Within one      1 and 5      After 5
                               year          years        years        Total
----------------------------------------------------------------------------
Investment grants                1,322        4,604        1,317       7,243
============================================================================

Had the company credited such investment grants to net equity, net of fiscal effect on taxable amount, net equity and profit of the year would have been higher by 3.491 and lower by 619, respectively, net of fiscal effect.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

13.  Memorandum accounts

Guarantees given by the Group
-----------------------------
----------------------------------------------------------------------------
                                                         1995           1996
----------------------------------------------------------------------------
Mortgages and privileges on fixed
  assets of consolidated companies                     83,787         71,275
Reservation of property, as per Law 1329/65
  (Sabatini) on machinery of consolidated
  companies                                               743             40
----------------------------------------------------------------------------
                                                       84,530         71,315
============================================================================

The amount of the guarantees corresponds to the amounts due on secured loans still outstanding at year-end. For amounts in foreign currency the adjustment to year end rates has been taken into consideration.

Other memorandum, commitments and contingency accounts
------------------------------------------------------
----------------------------------------------------------------------------
                                                         1995           1996
----------------------------------------------------------------------------
Leasing installments                                      101            116
Contingencies                                              --          1,080
Commitments                                             3,800          5,385
----------------------------------------------------------------------------
                                                        3,901          6,581
============================================================================

Commitments are with respect of the obligation of the Company to repurchase, on July 30, 1998, 4,552 shares of Avirunion a.s. (representing 7% of the share capital) at the agreed-upon base price of 3,800; the commitment is secured by a bank guarantee.

14.  Profit and loss account
----------------------------------------------------------------------------
                                                         1995           1996
----------------------------------------------------------------------------
Value of production                                 1,163,237      1,090,247
============================================================================

The following schedule shows the detail of revenues divided by category and geographical area:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------
----------------------------------------------------------------------------
                                             1996
                                         Geographical Area
                                -------------------------------         1995
                                  Italy     Europe        Total        Total
----------------------------------------------------------------------------
Revenues from sales:
-- glass containers             621,522    226,538      848,060      936,007
-- glass household products      11,156     24,285       35,441       41,911
-- glass insulators              10,800     13,326       24,126       25,639
-- molds                            116        160          276          613
-- raw materials and supplies   108,883     16,804      125,687      137,592
----------------------------------------------------------------------------
                                752,477    281,113    1,033,590    1,141,762
----------------------------------------------------------------------------
Services rendered                 2,446          5        2,451        9,112
----------------------------------------------------------------------------
                                754,923    281,118    1,036,041    1,150,874
============================================================================

Other revenues are made up as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Revenues from properties                                  1,252        1,318
Gains on disposal of fixed assets                           888        2,457
Indemnities received on damaged goods                       209        1,241
Expenses recovered                                        4,705        3,481
Other                                                     1,398        2,938
----------------------------------------------------------------------------
                                                          8,452       11,435
----------------------------------------------------------------------------
Contributions on operating expenses                         144          171
----------------------------------------------------------------------------
                                                          8,596       11,606
============================================================================

----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Cost of production                                      975,606      963,373
============================================================================

Costs for the purchase of raw materials, supplies and goods for resale are as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Raw materials                                           181,490      174,094
Suppliers                                               214,373      198,380
Goods for resale                                          1,781        1,860
----------------------------------------------------------------------------
                                                        397,644      374,334
============================================================================

Costs for services received are as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Purchased services                                       32,666       36,275
Energy                                                  136,059      136,043
Other manufacturing services                             31,964       29,891
Commercial services                                      75,751       63,746
Administrative services                                   8,526       10,126
----------------------------------------------------------------------------
                                                        284,966      276,081
============================================================================


Rental and leasing charges comprise:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Rentals                                                   3,037        3,406
Leasing installments                                         54           35
----------------------------------------------------------------------------
                                                          3,091        3,441
============================================================================

Personnel costs are as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Salaries and benefits                                   192,844      193,482
============================================================================

The amount includes wages and salaries, the year's charge with respect to employees' termination indemnities, accrued holiday leave, social security contributions arising from the application of labor contracts and current legislation as well as other costs relating to canteen services and public utility charges.

The average number of employees, divided by category, of the Group is as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Managers                                                     48           53
White collar employees                                      757          775
Intermediates                                               277          255
Blue collar workers                                       2,883        2,606
----------------------------------------------------------------------------
                                                          3,965        3,689
of which on temporary lay-off schemes                        63           42
============================================================================

Depreciation and write-downs are as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Amortization of intangible assets                         2,682        2,652
Depreciation of tangible assets                          69,734       71,753
Other write-downs of intangible assets                      132           60
Charge to the provision for doubtful accounts             3,249        3,723
----------------------------------------------------------------------------
                                                         75,797       78,188
============================================================================

The charge to the provision for doubtful accounts was calculated to adjust the nominal value of receivables to their net realizable value.
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Provision for risks                                       6,580       30,209
============================================================================

The charge has been already disclosed in "risk and other provision".
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Other provisions                                            677          193
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

Other operating costs are as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Tax on net equity                                         2,383        2,861
Municipal tax on building premises                        1,100        1,131
Indirect duties and taxes                                 2,253        3,176
Membership fees                                           1,432        1,512
Emoluments to Directors and Statutory Auditors            3,335        3,306
Losses on disposal of fixed assets                        2,258        2,182
Other                                                     7,357        7,863
----------------------------------------------------------------------------
                                                         20,118       22,031
============================================================================

15.  Financial income and expense

Financial income and expense is composed of the following:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Income from investments                                     116        1,545
Other financial income                                   26,158       21,181
Interest and other financial expense                    (22,534)     (17,620)
----------------------------------------------------------------------------
                                                          3,740        5,106
============================================================================

They are made up as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Income from investments
-- dividends from other companies                           115        1,545
============================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Other financial income
-- interest on fixed-interest securities and
   resale agreements (long-term)                            116           49
-- interest on fixed-interest securities and
   resale agreements (short-term)                        11,986        9,333
-- interest on commercial paper transactions                870        1,551
-- interest grants                                          462          640
-- other interest income                                  7,351        8,727
-- exchange gains                                         5,373          881
----------------------------------------------------------------------------
                                                         26,158       21,181
============================================================================

----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Interest and other financial expense
-- interest on mortgage loans                             6,690        6,230
-- interest on amount due to banks                          527          395
-- other interest expense                                 4,298        2,742
-- discounts and other financial expense                  6,394        3,955
-- exchange losses                                        4,625        4,298
----------------------------------------------------------------------------
                                                         22,534       17,620
============================================================================

No interest charges were capitalized during the year.

16.  Adjustment to the value of financial assets
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Revaluation of investments                                8,645        6,606
Write-down of investments                                  (961)      (1,289)
----------------------------------------------------------------------------
                                                          7,684        5,317
============================================================================

The balance includes the Group's share of the year's results of companies valued under the equity method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

17.  Extraordinary income and expense

They are as follows:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Extraordinary income                                     14,962       19,743
Extraordinary expense                                    (6,782)      (5,842)
----------------------------------------------------------------------------
                                                          8,180       13,901
============================================================================

Extraordinary income for 1995 and 1996 consists of:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Gains on disposals of fixed assets                        1,361        8,573
Utilization of charges recorded in prior years            1,130          744
Portion of investment grants                                639        1,322
Other extraordinary income and prior year income:
-- indemnities received from suppliers of machinery       5,306        3,130
-- indemnities received for thermic overprice                --        1,750
-- indemnities received for flood damages                 2,100
-- other                                                  4,426        4,224
----------------------------------------------------------------------------
                                                         14,962       19,743
============================================================================

Extraordinary expense for 1995 and 1996 is comprised of:
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Losses on disposals of fixed assets                       1,647          644
Prior year income taxes                                   1,123           79
Incentives paid to leaving employees and related
  contributions                                              62          921
Other extraordinary expenses and prior year expenses      3,950        4,198
----------------------------------------------------------------------------
                                                          6,782        5,842
============================================================================

1996 Extraordinary gains and losses are related to the disposal of land and factories of the industrial plant of Livorno of the merged company Borma S.p.A..

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

18. Income taxes
----------------------------------------------------------------------------
                                                           1995         1996
----------------------------------------------------------------------------
Current and deferred taxes                               93,483       81,298
============================================================================

They relate to the income taxes of each consolidated company and to the deferred taxes mainly related to the elimination of accelerated depreciation.

19.  Emoluments to directors and statutory auditors

Emoluments due to Directors and Statutory Auditors of the Company in respect of similar functions carried out in other consolidated companies are as follows:

--  1,996 for directors
--  166 for statutory auditors


The following schedules are attached to these notes to the consolidated financial statements at December 31, 1996:

1. list of companies included in the consolidation with the full consolidation method;
2.  list of companies valued using the equity method;
3.  list of companies valued at cost;


20. Differences between Italian GAAP and U.S. GAAP

The Group's accounting policies differ from accounting principles generally accepted in the United States (hereafter "U.S. GAAP"). Differences which have an effect on net profit and net equity are described below:

A. Revaluation of property -- Certain buildings were revalued to amounts in excess of historical cost. These revaluations, which were either authorized or required by Italian law, are permissible under Italian accounting principles.

    The total increase in tangible assets resulting from these revaluations was credited to net equity. Assets revalued under Italian accounting principles are depreciated over their remaining useful lives based on their revalued basis. U.S. GAAP does not permit the revaluation of such assets. Accordingly, the increase in net equity and the related increase in depreciation expense occurring as a result of such revaluation have been reversed for U.S. GAAP purposes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

    At December 31, 1996 net equities of the consolidated companies included approximately 83,700 resulting from revaluations which occurred prior to 1993. Deferred tax liabilities on the taxable portion of such revaluation reserve have not been provided. In accordance to SFAS 109 all revaluation reserves that arose prior to 1993 are not required to recognize a deferred tax liability. Should the Company had recorded deferred taxes it would have been in the amount of approximately 42,000.

    In addition, during 1996 the Spanish Companies made a revaluation on fixed assets (Lire 11,974 million), authorized by Spanish law (R.D.L. 7/96).
    For U.S GAAP purposes such revaluation has been reversed.

B. Depreciation on land -- Included in this adjustment is the reversal of depreciation on land which is not permitted under U.S. GAAP.

C. Accounting for intangible assets and deferred charges -- The Group has capitalized and deferred various costs which should be expensed under U.S. GAAP. At December 31, 1996 these costs include research and development, advertising expenses and certain other deferred charges.

D. Accounting for balances in foreign currencies -- The Group has certain receivables and payables denominated in foreign currencies which are recorded in the financial statements at the exchange rate prevailing at the date of the transaction. Under U.S. GAAP, these balances are adjusted at each balance sheet date using rates prevailing on the respective date and both unrealized gains and losses are recognized. At each of the balance sheet dates, the Group has recorded an adjustment only if an unrealized loss resulted. Accordingly, the accompanying reconciliation includes adjustments to recognize the unrealized gains.

E. Accounting for Government Grants -- The Group has received a number of government grants for primarily investments in tangible assets. The Group has accounted for these grants as either a direct credit to net equity or as deferred revenue recognized over five to ten years based on the prevailing Italian regulations and accounting principles at the time of the grant. Under U.S. GAAP, all such grants would be deferred and recognized through income over the estimated useful life of the related assets.

F. Investments in Equity Securities -- During 1995 and 1996, the Group invested in the equity securities of several Italian publicly traded companies. At December 31, 1995 and 1996, the Group has adjusted the carrying value of these investments to the current market value with the resulting charge being recorded in the income statement. Under SFAS 115,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

    these investments would be considered available-for-sale securities and the unrealized gains and losses would be recorded as a separate component of net equity, net of the related deferred taxes.


G. Accounting for income taxes -- The Group has recorded deferred taxes following the accounting principles in those countries in which it operates. The deferred taxes recorded substantially all relate to differences in the basis of tangible assets for income tax and financial reporting purposes. The accompanying reconciliation includes the effect of establishing deferred tax assets and liabilities in accordance with SFAS 109 and the related change in the provision for income taxes. These changes relate primarily to: (1) establishing deferred tax assets for provisions for inventory, accounts receivable and plant shutdowns which are not yet deductible for tax purposes; (2) establishing deferred tax liabilities for government grants received after 1992 and undistributed earnings of domestic subsidiaries after 1992 which are not taxable until distributed; and (3) establishing deferred tax assets and liabilities on the U.S. GAAP adjustments.

H. Cash Flow Statement -- The cash flow statement presented by the Group differs from that of a statement of cash flows under U.S. GAAP primarily in the definition of cash, classification of cash flows and gross versus net reporting. Italian GAAP considers current financial debtors and current financial creditors as a component of cash, while U.S. GAAP classifies these items as operating activities. In addition, Italian GAAP presents dividends paid and other movements as a separate cash flows, while U.S. GAAP provides for dividends paid to be presented as financing activities and other movements as either operating, investing or financing, depending on the type of cash flow.

I. Extraordinary items: Italian GAAP for identifying extraordinary items differ from those under U.S. GAAP. Items recorded by Avir as extraordinary in 1996 and 1995 would not classify as extraordinary under U.S. GAAP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

The following table reconciles net equity of December 31, 1995 and 1996 between Italian GAAP and U.S. GAAP:

                                            Dec 31, 1995       Dec 31, 1996
                                            ------------       ------------
Net equity as reported in the Italian
  consolidated financial statements              472,952            513,439

A.  Elimination of revaluation of property,
    net of related accumulated depreciation      (31,441)           (27,387)
    Elimination of revaluation (Spain)                --            (11,974)
B.  Reversal of accumulated depreciation on land   2,846              3,155
C.  Write-off of certain intangible assets and
    deferred charges, net of accumulated
    amortization                                    (341)              (348)
D.  Unrealized foreign exchange gains              1,737                 --
E.  Deferral of the recognition of government
    grants (unamortized portion)                  (6,554)            (4,013)
G.  Recognition of deferred taxes under FAS 109
    -- net deferred income taxes on provisions
       (for inventory, accounts receivable, plant
       shutdowns, etc) which are not yet
       deductible for tax purposes                 7,258             14,815
    -- deferred tax liabilities on the
       undistributed earnings of  domestic
       subsidiaries and Government grants
       received after 1992                        (4,791)            (5,061)
    -- net deferred income taxes on U.S. GAAP
       adjustments                                17,957             15,211
                                                 -------           --------
Net equity in accordance with U.S. GAAP          459,623            497,837
                                                 =======           ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir S.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

The following table reconciles net profit for the year ended December 31, 1995 and 1996 between Italian GAAP and U.S. GAAP:


                                                           1995         1996
                                                        -------      -------
Net income as reported in the Italian consolidated
  financial statements                                  102,153       61,115

A.  Reversal of depreciation related to
    revaluation of property                               2,302        4,054
B.  Reversal of depreciation of land                        566          309
C.  Write-off of certain intangible assets and
    deferred charges, net of amortization expense           180           (7)
D.  Unrealized foreign exchange gains                       363       (1,737)
E.  Recognition of government grants                      3,023        3,310
F.  Reversal of amounts recognized for the change
    in fair market value of investments in
    equity securities                                       941          706
G.  Recognition of deferred taxes under FAS 109:
    -- net deferred income taxes on provision (for
       inventory, accounts receivable, plant
       shutdowns, etc.) which are not yet
       deductible for tax purposes                          342        7,558
    -- deferred tax liabilities on undistributed
       earnings of domestic subsidiaries and government
       grants received after 1992                          (118)          --
    -- net deferred income taxes on U.S. GAAP
       adjustments                                       (3,923)      (3,529)
                                                        -------      -------
Net profit in accordance with U.S. GAAP                 105,829       71,779
                                                        =======      =======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir A.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

                                                                                               Attachment 1)
                                                                                                Page 1 of 2
LIST OF FULLY CONSOLDIATED COMPANIES
------------------------------------------------------------------------------------------------------------
       Name                                Registered                  Share           %          Held by
     (activity)                              Office                    Capital      Ownership
------------------------------------------------------------------------------------------------------------
Parent company:
AVIR S.p.A.
------------------------------------------------------------------------------------------------------------
Companies controlled directly or indirectly
------------------------------------------------------------------------------------------------------------
AVIRUNION a.s.
(glass manufacturing)                Dubi U Teplic           Kcs     650,340,000   93.000(*)    AVIR
                                     (Czech Rep)                                   (*) 7% for
                                                                                   usufruct
------------------------------------------------------------------------------------------------------------
BORMA INTERNATIONAL Ltd.
(commercial company)                 London                  GBP          10,000      100.000   AVIR
                                     (Great Britain)
------------------------------------------------------------------------------------------------------------
CRISBISBAL S.A.
(glass manufacturing)                Castellbisbal           ESP   1,220,690,000       99.984   VIDRIERIA
                                     (Barcelona - Spain)                                        ROVIRA
------------------------------------------------------------------------------------------------------------
KAOLINIFERAS DEL TURIA S.A.
(extraction industry)                Villar Del Arzo Bispo   ESP      71,300,000       99.860   VIDRIERIA
                                     (VALENCIA - SPAIN)                                         ROVIRA
------------------------------------------------------------------------------------------------------------
P.S.C. - Pegaso
Services and Consulting S.A.         Lugano (Swiss)          CHF         200,000      100.000     SONATOR
                                                                                                INVESTMENTS
------------------------------------------------------------------------------------------------------------
SAN DOMENICO VETRARIA S.r.l.
(glass manufacturing)                Ottaviano (NA)          Lit.  5,000,000,000       56.936   AVIR
------------------------------------------------------------------------------------------------------------
SONATOR INVESTMENTS B.V.
(investment company)                 Amsterdam               NLG      20,526,500      100.000   AVIR
                                     (Holland)
------------------------------------------------------------------------------------------------------------
TRASVE S.r.l.
(services company)                   Corsico (MI)            Lit.     50,000,000      100.000   AVIR
------------------------------------------------------------------------------------------------------------
VETRERIA MERIDIONALI S.p.A.
(glass manufacturing)                Castellana Grotte (BA)  Lit.  2,200,000,000       50.000   AVIR
------------------------------------------------------------------------------------------------------------
VEBAR S.p.A.
(glass manufacturing-inactive)       Naples                  Lit.  2,010,000,000      100.000   AVIR
------------------------------------------------------------------------------------------------------------

                                      46

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir A.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

                                                                                               Attachment 1)
                                                                                                 Page 2 of 2
LIST OF FULLY CONSOLDIATED COMPANIES
------------------------------------------------------------------------------------------------------------
VIDRIERIA ROVIRA S.A.                                                                             SONATOR
(glass manufacturing)                Barcelona (Spain)       ESP   2,636,541,360       62.415   INVESTMENTS
------------------------------------------------------------------------------------------------------------
ZANOTTI VETRO S.r.l.
(re-working glass scrap)             Tortona (AL)            Lit.  2,000,000,000       52.000   AVIR
------------------------------------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Avir A.p.A.
Millions of Italian Lire, except as otherwise indicated
December 31, 1996 and 1995
--------------------------

                                                                                               Attachment 2)


LIST OF COMPANIES VALUED UNDER THE EQUITY METHOD
------------------------------------------------------------------------------------------------------------
       Name                                Registered                  Share           %          Held by
     (activity)                              Office                    Capital      Ownership
------------------------------------------------------------------------------------------------------------
ATTIVITA' INDUSTRIALI
FRIULI S.r.l.                        San Vito al
(glass manufacturing)                Tagliamento (PN)        Lit.  1,000,000,000       49.000   AVIR
------------------------------------------------------------------------------------------------------------
AVIR SERAPO S.r.l.
(real estate-non operating)          Desio (MI)              Lit.    600,000,000       50.000   AVIR
------------------------------------------------------------------------------------------------------------
NORD VETRI S.p.A.
(glass manufacturing)                Pergine                 Lit.  3,000,000,000       48.450   AVIR
                                     Valsugana (TN)
------------------------------------------------------------------------------------------------------------
SICILVETRO S.p.A.
(glass manufacturing)                Marsala (TP)            Lit.  3,400,000,000       50.000   AVIR
------------------------------------------------------------------------------------------------------------

                                                                                               Attachment 3)

LIST OF COMPANIES VALUED AT COST
------------------------------------------------------------------------------------------------------------
       Name                                Registered                  Share           %          Held by
     (activity)                              Office                    Capital      Ownership
------------------------------------------------------------------------------------------------------------
CESI CENTRO ELETTROTECNICO
SPERIMENTALE ITALIANO
GIACINTO MOTTA S.p.A.
(experimental electronic centre)     Milano                  Lit. 16,000,000,000        (x)     AVIR
------------------------------------------------------------------------------------------------------------
CONFIDI SOC. COOP a.r.l.
(finance company)                    Trento                  Lit.  4,338,100,000        (x)     AVIR
------------------------------------------------------------------------------------------------------------
CONSORZIO NAZIONALE
OBBLIGATORIO PER IL                                                                             Societa
RICICLAGGIO DEI CONTENITORI                                                                     industriali
PER LIQUIDI IN VETRO                                                                            vetrarie
(collection and recycling of glass                                                              italiane
containers - Law 475/88)             Roma                    Lit.    110,000,000        (x)     consolidate
------------------------------------------------------------------------------------------------------------
DANIEL ROSAS S.A.
(re-working of glass scrap)          Barcelona               ESP      10,000,000        10.00   Vidreria
                                                                                                Rovira
------------------------------------------------------------------------------------------------------------
SANITA' S.p.A.                       Frosinone               Lit.191,387,052,000       (x)      Vetrerie
                                                                                                Meridionali
------------------------------------------------------------------------------------------------------------
VETRERIE VENETE S.p.A.
(glass manufacturing)                Verona                  Lit.  5,000,000,000        15.30   AVIR
------------------------------------------------------------------------------------------------------------

(x)  not significant

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors and Shareholders
Avirunion, a.s.

We have audited the accompanying balance sheet of Avirunion, a.s. as of December 31, 1996, and the related statements of income, cash flows, and changes in shareholders' equity for the year then ended. These financial statements are the responsibility of Avirunion, a.s. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the Czech Republic, which standards are substantially equivalent to auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avirunion, a.s. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the Czech Republic.




                                      KPMG Ceska republika Audit, spol. S.r.o.




Prague, Czech Republic
February 17, 1997

                      AUDIT REPORT ON THE ANNUAL ACCOUNTS


To the shareholders of
VIDRIERIA ROVIRA, S.A.

1. We have audited the consolidated annual accounts of VIDRIERIA ROVIRA, S.A. and SUBSIDIARY COMPANIES (hereafter the Group) which comprise the consolidated balance sheet at 28 December, 1996, the consolidated profit and loss account and the notes to the consolidated annual accounts for the year then ended, the preparation of which is the responsibility of the directors of VIDRIERIA ROVIRA, S.A. Our responsibility is to express an opinion on the aforementioned annual accounts as a whole, based upon the audit work carried out. We conducted our audit in accordance with auditing standards which are generally accepted in Spain, which standards are substantially equivalent to auditing standards in the United States of America; these require an examination, by carrying out selective tests, of the evidence supporting the annual accounts and an evaluation of their presentation, of the accounting principles applied and of the estimates made.

2. In accordance with the commercial legislation, the directors present, as well as the figures for 1996, the prior year comparative figures for each of the classifications appearing in the balance sheet and the profit and loss account. Our opinion is expressed exclusively on the 1996 consolidated annual accounts. On 2 April, 1996, we issued our audit report on the 1995 consolidated annual accounts in which we expressed an unqualified opinion.

3. At 28 December, 1996, some of the companies of the Group have taken advantage of the provisions of the Royal Decree Law 7/96 and re-valued certain balance sheet items. The effects of this revaluation, which are included in the attached consolidated annual accounts, are explained in notes 4 and 6 to the consolidated annual accounts.

4. In our opinion the attached 1996 consolidated annual accounts present, for all the significant aspects, a true and fair view of the shareholders' funds and the financial situation of VIDRIERIA ROVIRA, S.A. and SUBSIDIARY COMPANIES at 28 December, 1996 and of the results of its operations during the year then ended. They contain that information which is both sufficient and necessary for their adequate interpretation and comprehension, in accordance with generally accepted accounting principles which have been applied on a consistent basis with the prior year.

5. The attached report of the directors for 1996 contains that information considered relevant by the directors of VIDRIERIA ROVIRA, S.A. concerning the situation of the Group, the development of its business and other matters and does not form an integral part of the consolidated annual accounts. We have verified that the accounting information contained in the aforementioned report of the directors is consistent with that of the 1996 consolidated annual accounts. Our work as auditors is limited to verifying the report of the directors in accordance with the scope mentioned in this paragraph and does not include the review of information other than that which has been obtained from the accounting records of the Company.





                                                       AUDIHISPANA



                                                    /s/Alberto Ribas
                                                    -----------------
                                                      Alberto Ribas
                                                        Partner


Barcelona, 5 February, 1997

Item 7(b) PRO FORMA FINANCIAL STATEMENTS

The following pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of operations depict the effects of the acquisition of 100% of Avir Finanziaria S.p.A. ("AVIR") and the related financing. For purposes of the pro forma condensed consolidated balance sheet, the transaction is assumed to have occurred on December 31, 1996, whereas for purposes of the pro forma condensed consolidated statement of operations, the transaction is assumed to have occurred on January 1, 1996.

The pro forma financial statements do not purport to represent what Owens-Illinois, Inc.'s ("Company") financial position or results of operations would actually have been if all of the above transactions had actually occurred on the dates indicated, or to project the Company's financial position or results of operations for any future period or date.

Acquisition of AVIR
-------------------
On December 16, 1996, the Company announced that it completed a definitive agreement to purchase a controlling interest of approximately 76% in AVIR, the largest manufacturer of glass containers in Italy. AVIR is based in Milan, Italy and its shares are traded on the Milan Stock Exchange. Approximately 21% of the shares are publicly held, with the remaining shares controlled by Dr. Natale Maderna, AVIR chairman, and members of the Maderna and Ricciardi families. On February 3, 1997, the Company completed the acquisition of a 79% controlling interest. In addition to acquiring this controlling interest, the Company will also initiate a tender offer for the 21% of the shares of AVIR that are publicly held. Assuming an exchange rate of 1,536.00 Italian Lire per U.S. dollar at the purchase date, total consideration for 100% of the AVIR shares is expected to be approximately $582 million.

The acquisition is being accounted for under the purchase method of account-ing. The total purchase cost of approximately $582 million will be allocated to the tangible and identifiable intangible assets and liabilities of AVIR based upon their respective fair values. Such allocations will be based upon valuation and studies that have not been finalized. Accordingly, the alloca-tion of the purchase cost included in the accompanying pro forma condensed consolidated balance sheet is preliminary and, among other things, no alloca-tion has been made to property, plant, and equipment. The unallocated excess of purchase cost over net assets acquired is being amortized over 30 years in the pro forma condensed consolidated statement of operations. Such period is an estimate of the average life of the tangible and intangible assets to which the excess purchase cost will be assigned.

                             Owens-Illinois, Inc.
                Pro Forma Condensed Consolidated Balance Sheet
                            As of December 31, 1996
                             (Millions of Dollars)

                                                        AVIR
                                   Consolidation      Purchase
                                      of AVIR        Accounting      Adjusted
                                    Historical     and Financing      Company
                      Historical    Amounts (1)    Adjustments (2)   Pro Forma
Assets                ----------   -------------   ---------------   ---------
Current assets:
  Cash and short
    term investments   $  175.3           $131.2                      $  306.5
  Receivables, net        488.8            124.9                         613.7
  Inventories             494.6            116.9          $   9.8        621.3
  Prepaid expenses        126.4             15.3                         141.7
    Total current      --------           ------          -------     --------
      assets            1,285.1            388.3              9.8      1,683.2

Investments and other
  assets                1,250.6             48.7           (440.1)       859.2
Prepaid pension           624.5                                          624.5
Excess of purchase cost
  over net assets
  acquired              1,003.5               .4            252.3      1,256.2
Property, plant, and
  equipment, net        1,941.6            254.4                       2,196.0
                       --------           ------          -------     --------
    Total assets       $6,105.3           $691.8          $(178.0)    $6,619.1
                       ========           ======          =======     ========
Liabilities and
  Share owners' Equity
Current liabilities:
  Short-term loans and
    long-term debt due
    within one year    $  141.5           $ 24.1                      $  165.6
  Accounts payable
    and other
    liabilities           763.4            194.6                         958.0
    Total current      --------           ------                      --------
      liabilities         904.9            218.7                       1,123.6

Long-term debt          3,253.2             56.4          $ 141.8      3,451.4
Deferred taxes and
  other liabilities     1,022.8             56.0              4.4      1,083.2
Minority share owners'
  interests               194.7             36.5                         231.2
Share owners' equity      729.7            324.2           (324.2)       729.7
  Total liabilities    --------           ------          -------     --------
    and share owners'
    equity             $6,105.3           $691.8          $(178.0)    $6,619.1
                       ========           ======          =======     ========
   See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

                              NOTES TO PRO FORMA
                     CONDENSED CONSOLIDATED BALANCE SHEET


(1) AVIR Historical Amounts -- Represents the historical carrying value of AVIR's assets and liabilities prior to purchase accounting adjustments. The translation into U. S. dollars has been made using the exchange rate of 1,536.00 Italian Lire per U. S. dollar.

(2) Acquisition and Financing Adjustments -- The initial escrow funding of $440.1 million has been eliminated from investments and other assets as reflected in the Company's December 31, 1996 balance sheet, and long-term debt has been increased by $141.8 million representing the amount paid in February 1997 for an approximate additional 3% interest in AVIR and the estimated amount required to complete the tender offer for the remaining 21% of AVIR. The excess of purchase cost over the historical value of the net assets acquired is $252.3 million. Such excess will be allocated based upon the fair value of the assets and liabilities of AVIR, the determination of which has not been completed. Therefore, the amounts reflected are preliminary estimates and subject to further refinement upon final determination of the detailed allocation of the AVIR purchase cost.

                             Owens-Illinois, Inc.
           Pro Forma Condensed Consolidated Statement of Operations
                         Year Ended December 31, 1996
                (Millions of Dollars, except per share amounts)

                                                        AVIR
                                        AVIR          Purchase
                                     Historical      Accounting      Adjusted
                                     Results of    and Financing     Company
                      Historical   Operations (1)  Adjustments (2)   Pro Forma
                      ----------   --------------  ---------------   ---------
Revenues:
  Net Sales            $3,845.7           $594.4                      $4,440.1
  Other                   130.5             38.0                         168.5
                       --------           ------                      --------
                        3,976.2            632.4                       4,608.6

Costs and expenses:
  Manufacturing,
    shipping, and
    delivery            3,025.6            455.5                       3,481.1
  Research, engineering,
    selling, and
    administrative        245.3             37.5                         282.8
  Interest                302.6             11.5           $ 37.2        351.3
  Other                    78.6             25.0              8.4        112.0
                       --------           ------           ------     --------
                        3,652.1            529.5             45.6      4,227.2
                       --------           ------           ------     --------
Earnings (loss) before
  income taxes and
  minority share owners'
  interests               324.1            102.9            (45.6)       381.4

Provision (credit) for
  income taxes            104.9             50.2            (14.2)       140.9

Minority share owners'
  interests                28.1              6.0                          34.1
                       --------           ------           ------     --------
Net earnings (loss)    $  191.1           $ 46.7           $(31.4)    $  206.4
                       ========           ======           ======     ========
Net earnings per share
  of common stock      $   1.58                                       $   1.70
                       ========                                       ========
Average shares
  outstanding
  (thousands)           120,276                                        120,276
                        =======                                        =======

                     See accompanying Notes to Pro Forma
               Condensed Consolidated Statement of Operations.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS


(1) Consolidation of AVIR Historical Results -- Reflects the actual results of operations for AVIR based on historical costs for the year ended December 31, 1996 prior to purchase accounting adjustments and the effects of the related financing. The translation into U. S. dollars has been made using the average rate for the year ended December 31, 1996 of 1,537.41 Italian Lire per U. S. dollar.

      Financing for the acquisition has been assumed to be provided by additional borrowings under the Company's Bank Credit Agreement which was amended in November 1996. Interest is based on average rates in effect under the Company's Bank Credit Agreement during the period. In the event any portion of the acquisition is financed or refinanced with borrowings from sources other than under the Company's Bank Credit Agreement, the incremental interest cost may be higher than that shown in the pro forma condensed consolidated statements of operations.

(2) AVIR Purchase Accounting and Financing Adjustments -- Includes the following increases (decreases) in earnings:

                                                            Year
                                                            ended
                                                         December 31,
                                                             1996
                                                         ------------
                                                     (Millions of Dollars)
      Incremental interest cost assuming the
        financing related to the acquisition
        occurred on January 1, 1996                       $(37.2)

      Amortization of the unallocated excess
        of purchase cost over net assets
        acquired over 30 years                              (8.4)
                                                          ------
                                                           (45.6)

      Tax benefits related to the incremental
        interest cost, at incremental U. S.
        statutory rates                                     14.2
                                                          ------
                                                          $(31.4)
                                                          ======